                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MAXCO, INC.
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                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                   MAXCO LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Maxco, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Maxco, Inc., a Michigan corporation, will be held at the corporate office, 1118 Centennial Way, Lansing, Michigan on August 25, 1998, at 3:30 p.m. local time for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

     1. To elect nine Directors;

     2. To approve a new stock option plan authorizing shares on which qualified and nonqualified options may be granted in the amount of 500,000 shares of common stock of the Company; and

     3. To transact such other business as may properly come before the meeting.

     In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at July 24, 1998. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          Eric L. Cross
                                          Secretary

Lansing, Michigan
August 1, 1998

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                                  MAXCO, INC.
                              1118 CENTENNIAL WAY
                            LANSING, MICHIGAN 48917

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Maxco, Inc. (the Company), 1118 Centennial Way, Lansing, Michigan 48917, for use at the Annual Meeting of Shareholders of the Company to be held on August 25, 1998, at 3:30 p.m., or any adjournments thereof. This Proxy Statement is being mailed to Maxco Shareholders on or about August 1, 1998, to all holders of record of common stock of the Company as of the close of business on July 24, 1998.

                             PURPOSE OF THE MEETING

     The purpose of this Annual Meeting of Shareholders shall be to elect Directors, approve a new stock option plan and to transact such other business as may properly come before the meeting.

                                     VOTING

     Common Stock and Series Three Preferred Shares are the only voting stock of the Company. Holders of record at the close of business on July 24, 1998, are entitled to one (1) vote for each share of Common Stock held and twenty (20) votes for each share of Series Three Preferred Stock held. As of May 31, 1998, the Company had 3,296,710 shares of Common Stock and 14,988 shares of Series Three Preferred Stock outstanding. Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of Directors.

     All shares represented by proxies shall be voted "FOR" each of the matters recommended by management unless the shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked. Any shareholder who executes the proxy referred to in this statement may revoke it before it is exercised, provided written notice of such revocation is received at the office of the Company in Lansing, Michigan at least twenty-four (24) hours before the commencement of the meeting, or provided the grantor of the proxy is present at the meeting and, having been recognized by the Chairman, announces such revocation in open meeting. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon and return it to the Company.

     In elections of directors where the number of nominees is equal to the number of positions to be filled, the vote required to elect each director is equal to the majority of the votes cast in such election. Actions other than elections of directors are also authorized by a majority of the votes cast. Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculation as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

                             ELECTION OF DIRECTORS

     It is the intention of the persons named in the proxy to vote for election of the following nominees to the Board of Directors to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the Board of Directors may submit. Directors are elected for a term of one (1) year and until their successors are elected and qualified. Proxies will be voted only to the extent of the number of nominees named.

     The following information is furnished concerning the nominees, all of whom have been nominated by the Board of Directors and are presently Directors of the Company.

                                         PRESENT POSITION WITH THE                    SERVED AS DIRECTOR
            NAME                      COMPANY AND PRINCIPAL OCCUPATION          AGE     OF MAXCO SINCE
            ----                      --------------------------------          ---   ------------------
Max A. Coon.................  Director, President and Chairman of the Board of  63         1969
                              MAXCO, INC.
Eric L. Cross...............  Director, Executive Vice President and Secretary  55         1972
                              of MAXCO, INC.
Charles J. Drake............  Director of MAXCO, INC., President of Medar,      58         1982
                              Inc., a Farmington Hills, Michigan based
                              manufacturer of micro-processor based controls
                              and inspection systems of which Maxco owns 24%.
Joel I. Ferguson............  Director of MAXCO, INC., President of F&S         59         1985
                              Development Company, a Lansing, Michigan based
                              company which develops, contracts and/or owns
                              and manages real estate properties
Richard G. Johns............  Director and Vice President of MAXCO, Inc.        54         1990
Vincent Shunsky.............  Director, Vice President of Finance and           49         1983
                              Treasurer of MAXCO, INC.
J. Michael Warren...........  Director of MAXCO, INC., General Counsel of       58         1979
                              MAXCO, INC., and President of Warren Cameron
                              Faust & Asciutto, P.C.
Michael W. Wisti............  Director of MAXCO, INC., President of Atmosphere  59         1997
                              Annealing, Inc., a Lansing, Michigan based
                              provider of heat treating services which was
                              acquired by Maxco, Inc. in January 1997.
Andrew S. Zynda.............  Director of MAXCO, INC., Chairman of the Board    77         1972
                              of Midwest Bridge Company, a Williamston,
                              Michigan based bridge and road building
                              contractor

     All of the foregoing Directors and nominees have been engaged in the principal occupation specified for the previous five (5) years.

     Messrs. Coon, Shunsky, and Drake are also Directors of Medar, Inc., a 24% owned investment of Maxco, Inc. whose stock is traded on the Nasdaq Stock Market.

     Mr. Coon and Mr. Cross are brothers-in-law. There are no other family relationships between any Directors or Executive Officers.

     The Board of Directors has established Compensation and Audit Committees whose members are Max A. Coon, J. Michael Warren and Andrew S. Zynda. The Compensation Committee is also responsible for administering the Company's Stock Option Plan, including designating the recipients and terms of specific option grants. The Compensation Committee met one time during the fiscal year to establish compensation levels for the Executive Officers and to authorize the levels and timing of bonuses. One meeting of the Audit Committee was held during the last fiscal year. The Audit Committee recommends the annual employment of the Company's auditors with whom the Audit Committee will review the scope of audit and non-audit assignments, related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacies of the Company's internal control procedures. The Company does not have a standing nominating committee.

     During the last fiscal year there were a total of 4 meetings of the Board of Directors. Messrs. Ferguson, Drake and Zynda attended less than 75% of the meetings.

DIRECTOR COMPENSATION

     The Directors of the Company are paid $100 per meeting attended. Fees are not paid to Directors for attendance at committee meetings.

                               EXECUTIVE OFFICERS

     The following table sets forth information concerning the Executive Officers of the Company.

                                               PRESENT POSITION WITH THE
            NAME                            COMPANY AND PRINCIPAL OCCUPATION                AGE
            ----                            --------------------------------                ---
Max A. Coon.................  President, Director and Chairman of the Board of MAXCO, INC.  63
Eric L. Cross...............  Executive Vice President, Secretary and Director of MAXCO,    55
                              INC.
Richard G. Johns............  Vice President and Director of MAXCO, INC.                    54
Vincent Shunsky.............  Vice President of Finance, Treasurer and Director of MAXCO,   49
                              INC.

     All of the foregoing Officers of the Company have been engaged in the principal occupations specified above for the previous five years.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors (the "Committee") consists of Max A. Coon, Andrew S. Zynda, and J. Michael Warren. Although the presence of Mr. Coon on the Committee, as Chief Executive Officer of the Company, could be considered to present a conflict of interest, Mr. Coon's input is considered very important and he has agreed to abstain from voting on any matter related to his own compensation.

OVERVIEW AND PHILOSOPHY

     The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     The objectives of the Company's executive compensation program are to:

      -- Support the achievement of desired Company performance.

      -- Provide compensation that will attract and retain superior talent and reward performance.

      -- Align the executive officers' interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance.

     The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation where in its judgment external, internal or an individual's circumstances warrant it.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

BASE SALARY

     Base salary levels for the Company's executive officers are competitively set relative to other comparable companies. In determining salaries the Committee also takes into account individual experience and performance.

ANNUAL INCENTIVE COMPENSATION

     The Company's annual incentive program for executive officers and key managers provides direct financial incentives in the form of an annual cash bonus to executives to achieve the Company's annual goals. Goals for Company performance are set at the beginning of each fiscal year. In the year ended March 31, 1998, the following measures of Company performance were selected: net sales, consolidated net income, market penetration, and customer satisfaction.

     Specific individual performance was also taken into account in determining bonuses, including meeting department goals, attitude, dependability, cooperation with co-workers, and creativity or ideas that benefit the Company.

STOCK OPTION PROGRAM

     The stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.

     On August 30, 1983, the Shareholders ratified an Employee Stock Option Plan to grant options on up to 250,000 shares of the Company's common stock to officers and key employees of the Company and its subsidiaries. The Plan was amended by Shareholder action on August 25, 1987, to increase the number of shares on which options may be granted to 500,000 shares. It expired on August 25, 1997. The options which were granted under this plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, as amended.

     The stock option plan authorized a committee of directors to award executive and key employee stock options. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten year terms and can have exercise restrictions established by the Option Committee. Awards are made at a level calculated to be competitive with companies of comparable size and complexity.

     A new stock option plan authorizing options on 500,000 shares of common stock of the Company on substantially the same terms is proposed to be approved. See "Proposed Stock Option Plan."

DEFERRED COMPENSATION

     The Company has two 401(k) Employee Savings Plans covering substantially all employees of the Company. The 401(k) plans are "cash or deferred" plans under which employees may elect to contribute a certain portion of their annual compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution in the percentages specified in the plan documents. In addition, a separate employer contribution may be made at the discretion of the Board. The plans do not contain established termination dates and it is not anticipated that they will be terminated at any time in the foreseeable future.

BENEFITS

     The Company provides medical benefits to the executive officers that are generally available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for the year ended March 31, 1998.

CHIEF EXECUTIVE OFFICER

     Max A. Coon has served as the Company's Chief Executive Officer since 1969. His base salary for the year ended March 31, 1998 was $220,000 and his bonus for such year was $300,000.

     Significant factors in establishing Mr. Coon's compensation were the 38% increase in net sales from continuing operations and a $2.9 million improvement in operating earnings from the prior year. Mr. Coon's role in the acquisition of interests in Strategic Interactive, Inc. and Blasen-Brogan Asset Management Company was also a major factor.

     The Committee believes Mr. Coon managed the Company well in a challenging business climate and has achieved above-average results in comparison to other comparable companies.

THE COMPENSATION COMMITTEE

Max A. Coon
Andrew S. Zynda
J. Michael Warren

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the three other executive officers whose compensation exceeded $100,000:

                                                                                 LONG TERM COMPENSATION
                                                                             -------------------------------
                                               ANNUAL COMPENSATION            OTHER
               NAME AND                    ----------------------------      ANNUAL                ALL OTHER
          PRINCIPAL POSITION               YEAR    SALARY       BONUS        COMP(1)    OPTIONS     COMP(2)
          ------------------               ----    ------       -----        -------    -------    ---------
Max A. Coon............................    1998    220,000      300,000        400           0       3,500
Chief Executive Officer                    1997    220,000    1,250,000(3)     500           0       3,400
                                           1996    220,000            0        400           0       3,348
Eric L. Cross..........................    1998    132,000      200,000        400           0       3,184
Executive Vice President                   1997    132,000      400,000        500           0       3,400
                                           1996    132,000            0        400      42,500       2,904
Richard G. Johns.......................    1998    125,000       50,000        300           0       2,750
Vice President                             1997    125,000      200,000        400           0       3,400
                                           1996    125,000            0        300      22,500       2,750
Vincent Shunsky........................    1998    132,000      200,000        400           0       3,184
Vice President of Finance                  1997    132,000      400,000        500           0       3,400
                                           1996    132,000            0        400      42,500       2,904

-------------------------
(1) Represents annual director fees.

(2) Represents the Company's 20% match of employee deferrals of currently earned income into the 401(k) Employee Savings Plan and a profit sharing contribution made by the Company for all of its eligible employees to the 401(k) Employee Savings Plan at the rate of 1% of eligible compensation.

(3) Includes $500,000 which did not become payable until July 1997.

OPTIONS

     The following table summarizes the options exercised by the persons named in the Summary Compensation Table, above, and the value of the options held by such persons at the year end. No options were granted to the named individuals during the year ended March 31, 1998. All of the options held by the named individuals are presently exercisable.

                      OPTION EXERCISES DURING FISCAL 1998
                           AND YEAR END OPTION VALUES

                                                                                  NUMBER OF          VALUE OF
                                                                                 UNEXERCISED        UNEXERCISED
                NAME AND                    SHARES ACQUIRED       VALUE          OPTIONS AT         OPTIONS AT
           PRINCIPAL POSITION               ON EXERCISE(#)     REALIZED ($)    FISCAL YEAR END    FISCAL YEAR END
           ------------------               ---------------    ------------    ---------------    ---------------
Max A. Coon.............................             0                  0               0                   0
Chief Executive Officer
Eric L. Cross...........................             0                  0          62,500            $209,900
Executive Vice President
Richard G. Johns........................             0                  0          32,500            $106,825
Vice President
Vincent Shunsky.........................        20,000           $157,400          42,500            $ 52,500
Vice President of Finance

TRANSACTIONS WITH MANAGEMENT

     The Company's joint venture, L/M Associates, LLC, is a 25% partner in CJF Partnership, a real estate development general partnership which owns office building sites for development, along with Max A. Coon and Richard G. Johns, both of whom are directors and executive officers of the Company, and several individuals who are not related to the Company.

     Mr. J. Michael Warren is currently a Director of the Company. During the year ended March 31, 1998, the Company and its subsidiaries paid $206,939 to Warren Cameron Faust & Asciutto, P.C., a law firm of which Mr. Warren is President, for legal services.

     On July 9, 1996 the Company closed a transaction in which it sold the 4,045,000 shares which it has previously owned in FinishMaster, Inc. As part of that transaction, the Buyer required the individuals named in the Summary Compensation Table, above, to enter into non-competition agreements, with consideration of $84,089 which was paid to each of the named individuals in July 1997.

     Effective January 1, 1998, the Company purchased 600 shares, representing one third of the outstanding stock, of AMI Energy, Inc., a client based wholesale distributor of natural gas in the Midwest, for $250 per share. Four hundred of the shares were purchased from AMI and 100 from each of the two other shareholders, one of whom is the son of Max A. Coon, the Company's president and chairman.

COMPLIANCE WITH REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers or beneficial owners of over 10% of any class of the Company's equity securities to file certain reports regarding their ownership of the Company's securities or any changes in such ownership. During the year ended March 31, 1998, J. Michael Warren filed one late Form 4 covering a transaction by the employee 401(k) plan of the law firm of which he is president. Max A. Coon filed two late Form 4s covering a transaction on behalf of a grandchild and a transaction in a wholly owned corporation. Michael W. Wisti was late in filing the Form 3, Initial Statement of Beneficial Ownership of Securities upon his election to the board of directors. All of the required forms have now been filed.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market (US Companies)
(1) and a peer group of companies (2) over the same period, assuming the investment of $100 in the Company's Common Stock, the NASDAQ Index and the peer group on March 31, 1993, and reinvestment of all dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
    AMONG MAXCO, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                                                                                           NASDAQ
                                                                                           STOCK
               MEASUREMENT PERIOD                      MAXCO,             PEER             MARKET
             (FISCAL YEAR COVERED)                      INC              GROUP             (U.S.)
3/93                                                        100.00            100.00            100.00
3/94                                                        150.00             88.14            107.94
3/95                                                        160.00             78.80            120.07
3/96                                                        173.75            110.10            163.03
3/97                                                        137.50             66.27            181.21
3/98                                                        185.00             52.85            275.21

-------------------------
 * $100 invested on 3/31/93 in stock or index -- including reinvestment of dividends. Fiscal year ending March 31.

(1) The CRSP Total Return Index for the NASDAQ Stock Market (US Companies) is composed of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market.

(2) The peer group consists of ten companies whose stock is publicly traded and whose market capitalizations are slightly above and below the Company's capitalization in a range from $30.45 million to $30.68 million. Because of the diversified nature of the businesses represented by its subsidiary companies, the Company is unable to identify a published industry or line of business index or a group of peer issuers in comparable businesses which are sufficiently similar to allow meaningful comparison. Therefore, the Company has elected to compare its performance with a group of issuers having similar market capitalizations as allowed by SEC rules.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following Table sets forth certain information as of June 30, 1998, as to the equity securities of the Company owned beneficially by beneficial owners of 5% or more of the Company's securities, by each Director and Nominee and by all Directors and Officers of the Company as a group.

                                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                   -------------------------------------------------------------------------------
                                                                      SOLE VOTING        SHARED VOTING
                                                                     AND INVESTMENT      AND INVESTMENT      % OF
   NAME OF BENEFICIAL OWNER                TITLE OF CLASS                POWER               POWER           CLASS
   ------------------------                --------------            --------------      --------------      -----
Max A. Coon(1).................    Common Stock                          859,709             15,487(2)       26.5%
                                   Series Three Preferred Stock                               3,240(3)       21.0%
                                   Series Four Preferred Stock(4)          7,000                             15.1%
                                   Series Five Preferred Stock(4)          3,216                             47.3%
Andrew S. Zynda(1).............    Common Stock                          372,740              6,000          11.8%
                                   Series Four Preferred Stock(4)         10,000                             21.5%
Eric L. Cross..................    Common Stock                          158,775(5)             650           4.6%
Charles J. Drake...............                                                0                               *
Joel I. Ferguson...............    Common Stock                            5,000                               *
Richard G. Johns...............    Common Stock                          115,160(6)                           3.5%
Vincent Shunsky................    Common Stock                          117,742(7)                           3.5%
                                   Series Three Preferred Stock               30                               *
J. Michael Warren..............    Common Stock                                              16,000            *
Michael W. Wisti...............                                              500                               *
All Directors and Officers as a
  group, including the above,
  totaling in number 9.........    Common Stock                        1,629,626             59,407(8)       48.9%
                                   Series Three Preferred Stock               30              3,240          21.2%
                                   Series Four Preferred Stock(4)         17,000                             36.6%
                                   Series Five Preferred Stock(4)          3,216                             47.3%
ROI Capital Management,
  Inc.(9)......................    Common Stock                          327,504                              9.9%

-------------------------
 *  Beneficial ownership does not exceed one percent (1%)

(1) The addresses of Mr. Coon and Mr. Zynda are both 1118 Centennial Way, Lansing, Michigan.

(2) Represents shares owned by Mr. Coon's immediate family.

(3) Represents shares owned by a charitable foundation of which Mr. Coon is one of the trustees.

(4) Series Four and Series Five Preferred Stock are both nonvoting.

(5) Includes 62,500 shares on which Mr. Cross is presently eligible to exercise options.

(6) Includes 32,500 shares on which Mr. Johns is presently eligible to exercise options.

(7) Includes 42,500 shares on which Mr. Shunsky is presently eligible to exercise options.

(8) Includes 21,270 shares owned by Maxco, Inc. 401(k) Employees Savings Plan of which Messrs. Coon, Shunsky, and Cross are Trustees.

(9) Information obtained from Schedule 13G dated June 18, 1998, filed with the Securities and Exchange Commission and sent to the Company pursuant to
    Section 13(d) of the Securities Exchange Act of 1934. The address of ROI Capital Management, Inc. is 17 E. Sir Francis Drake Blvd., Suite 225, Larkspur, CA 94939.

                           PROPOSED STOCK OPTION PLAN

     The Company proposes to adopt a new 1998 Stock Option Plan under which options to purchase five hundred thousand (500,000) shares of the Company's common stock may be granted to officers and other employees of the Company, and to non-employee directors, advisors and consultants who may be in a position to contribute materially to the welfare of the Company. Option recipients and the level of the award will be determined by the Compensation Committee of the Board of Directors on the basis of the recipient's services and value to the Company. The 1998 Stock Option Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options which do not qualify for such treatment. Stock options are granted at an option price equal to the fair market value of the Company's common stock on the date of grant, have ten year terms and can have exercise restrictions established by the Compensation Committee. On July 15, 1998, the fair market value of the Company's common stock was $8 7/8 per share.

     In the case of incentive stock options, there is no tax liability to the recipient upon either grant or exercise of the options. Upon sale of the security, the recipient is taxed at capital gains rates on the difference between the sales price and the amount paid for the option. There is no tax consequence to the Company with regard to issuance, exercise or sale of the options.

     At the time a nonqualified option is exercised, the option holder must recognize compensation income in the amount of the spread between the option price and the fair market value at date of exercise. The Company is entitled to a corresponding tax deduction.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP served as auditors for the Company for the fiscal year ended March 31, 1998. The Company periodically evaluates its external audit requirements and will make a decision based on cost, response time and quality of services available. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

                             SHAREHOLDER PROPOSALS

     Any proposals which shareholders of the Company intend to present at the next annual meeting of the Company must be received by the Company by April 1, 1999, for inclusion in the Company's proxy statement and proxy form for that meeting.

                                 OTHER BUSINESS

     The management knows of no other matters that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgement. The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by use of the mails, Officers and regular employees of the Company may solicit proxies by telephone or in person.

                                          By Order of the Board of Directors

                                          Eric L. Cross
                                          Secretary

                                                                  SKU 0358-PS-98

                                   MAXCO, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 25, 1998.

        The undersigned hereby constitutes and appoints Max A. Coon and Eric L. Cross, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Maxco, Inc. (Maxco) on all matters, unless the contrary is indicated herein, at the Annual Meeting of Shareholders to be held at the corporate office, 1118 Centennial Way, Lansing, Michigan, on August 25, 1998 at 3:30 p.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting. The undersigned directs that this proxy be voted as follows:

      1.        ELECTION OF DIRECTORS

        FOR all nominees listed below (except as marked to the contrary below).

                 M. Coon               V. Shunsky
                 E. Cross              J. M. Warren
                 C. Drake              M. Wisti
                 J. Ferguson           A. Zynda
                 R. Johns

        WITHHOLD AUTHORITY to vote for all
        nominees listed below

        INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee write that nominee's name in the space provided below:


      ________________________________________________________________________

      2. STOCK OPTION PLAN. Adoption of new stock option plan authorizing qualified and nonqualified options to be granted on up to 500,000 shares of the common stock of the Company

           (__)    FOR     (__)    AGAINST (__)   ABSTAIN


      In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

        This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.


                       DATED:________________________,1998



                       ____________________________________



                       ____________________________________


        NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.